Exhibit 99.1

Friday, October 25, 2019

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR THIRD QUARTER 2019; DECLARES 28 CENT DIVIDEND

•	Record Net Income of $1.06 per Share for Third Quarter, Up 26% Versus a Year Ago
•	Non-performing Assets of 0.50% of Total Assets, Down from 0.77% One Year Ago
•	Wealth Assets Under Administration Increased to $752 Million, Up $62 Million from One Year Ago
•	Tangible Book Value of $34.24 per Share, Up 9% from December 2018

Lakeville, Connecticut, October 25, 2019 /GlobeNewswire…..Salisbury Bancorp, Inc. (“Salisbury”), (NASDAQ Capital Market: “SAL”), the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its third quarter ended September 30, 2019.

Net income allocated to common shareholders was $2.9 million, or $1.06 per common share, for the quarter ended September 30, 2019 (third quarter 2019), compared with $2.7 million, or $0.96 per common share, for the second quarter ended June 30, 2019 (second quarter 2019), and $2.3 million, or $0.84 per common share, for the third quarter ended September 30, 2018 (third quarter 2018).

Salisbury’s President and Chief Executive Officer, Richard J. Cantele, Jr., stated, “We reported our second consecutive quarter of record earnings despite a mixed economic environment and persistent competition for loans and deposits. Our asset quality remains strong and we are prudently deploying our capital. We remain focused on effectively managing risk and creating value for our shareholders while providing outstanding service to our customers.”

Net-Interest and Dividend Income

Tax equivalent net interest and dividend income of $8.8 million for third quarter 2019 increased $345 thousand, or 4.1%, versus second quarter 2019, and increased $216 thousand, or 2.5%, versus third quarter 2018. Average earning assets increased $7.7 million versus second quarter 2019, and increased $23.4 million versus third quarter 2018. Average total interest bearing deposits decreased $10.9 million versus second quarter 2019 and increased $42.9 million versus third quarter 2018. The tax equivalent net interest margin for third quarter 2019 was 3.29% compared with 3.19% for second quarter 2019 and 3.29% for third quarter 2018. Net interest and dividend income for second quarter 2019 included a charge of $140 thousand for the write-off of unamortized premiums on purchased loans which paid off during that quarter. The write-off of the unamortized premiums reduced the second quarter tax equivalent net interest margin by approximately 0.05%.

Non-Interest Income

Non-interest income of $2.3 million for third quarter 2019 decreased $292 thousand versus second quarter 2019 and increased $168 thousand versus third quarter 2018. Non-interest income for the third quarter 2019 included realized losses of $9 thousand on the sale of available-for-sale securities compared with realized gains of $281 thousand in the second quarter 2019. There were no realized gains or losses on the sale of available-for-sale securities in third quarter 2018.

Trust and Wealth Advisory fees of $1.0 million for third quarter 2019 decreased $21 thousand versus second quarter 2019 and increased $87 thousand versus third quarter 2018. The decrease from second quarter 2019 primarily reflected seasonal tax preparation fees in the prior quarter, partly offset by higher asset-based fees. The increase from third quarter 2018 primarily reflected higher asset-based fees. Assets under administration were $752 million as of September 30, 2019 compared with $713 million at June 30, 2019 and $690 million as of September 30, 2018. The increase from second quarter 2019 reflected growth in non-discretionary and discretionary assets of $28 million and $11 million, respectively.

Service charges and fees of $1.0 million for third quarter 2019 decreased $9 thousand versus second quarter 2019 and increased $71 thousand versus third quarter 2018. The decrease from second quarter 2019 primarily reflected loan prepayment penalties recorded in the prior quarter. The increase from third quarter 2018 primarily reflected higher interchange and other fees.

Non-Interest Expense

Non-interest expense of $7.2 million for third quarter 2019 decreased $255 thousand versus second quarter 2019 and decreased $145 thousand versus third quarter 2018. Non-interest expense for third quarter 2019 included a write-down of $84 thousand on an OREO (other real estate owned) property compared with losses of $270 thousand and $38 thousand in second quarter 2019 and third quarter 2018, respectively. Non-interest expense for third quarter 2019 also included an assessment credit of $120 thousand from the FDIC whereas third quarter 2018 included a one-time charge of $95 thousand for the write-down of a mortgage loan previously sold to the FHLB Boston. Employee benefits costs increased $139 thousand from second quarter 2019 and $116 thousand versus third quarter 2018 reflecting higher 401(k), ESOP and deferred compensation accruals as well as higher medical insurance costs. Professional fees decreased $11 thousand from second quarter 2019 and increased $76 thousand versus third quarter 2018. The increase from the prior year third quarter primarily reflected higher investment management and consulting costs, partly offset by lower internal audit accruals.

Loans

Gross loans receivable increased $4.5 million during third quarter 2019 to $923.9 million at September 30, 2019, compared with $919.5 million at June 30, 2019, and increased $17.6 million from $906.4 million at September 30, 2018. Balances by loan type for the comparative periods were as follows:

Loan Type	Q3 2019	Q2 2019	Q3 2018
Residential Real Estate	$421,843	$419,811	$426,921
Commercial Real Estate	296,302	298,121	291,325
Commercial & Industrial	164,078	163,487	150,715
Farm Land	3,686	3,714	4,222
Vacant Land	8,111	8,050	8,726
Municipal	22,260	19,782	18,388
Consumer	6,290	5,166	4,605
Deferred Fees	1,359	1,329	1,468
Gross Loans Receivable	$923,929	$919,460	$906,370

The ratio of gross loans to deposits for third quarter 2019 was 95.6% compared with 96.7% for second quarter 2019 and 100.5% for third quarter 2018.

Asset Quality

Salisbury’s asset quality remained strong at third quarter 2019. Non-performing assets were $5.7 million, or 0.50% of total assets at September 30, 2019, compared with $5.5 million, or 0.49% of total assets at June 30, 2019, and $8.5 million, or 0.77% of total assets at September 30, 2018.

The amount of total impaired and potential problem loans increased $0.3 million during third quarter 2019 to $22.6 million, or 2.44% of gross loans receivable, compared to $22.2 million, or 2.42% of gross loans receivable at June 30, 2019, and decreased $1.1 million from $24.5 million, or 2.7% of gross loans receivable at September 30, 2018.

Accruing loans receivable 30-to-89 days past due decreased $0.7 million during third quarter 2019 to $1.8 million, or 0.19% of gross loans receivable, from $2.5 million, or 0.27% of gross loans receivable at June 30, 2019, and was unchanged from $1.8 million, or 0.20% of gross loans receivable at September 30, 2018.

The allowance for loan losses at September 30, 2019 was $8.8 million compared with $8.9 million at June 30, 2019 and $7.7 million at September 30, 2018.

The provision for loan losses expense was $94 thousand for third quarter 2019 versus $151 thousand for second quarter 2019, and $378 thousand for third quarter 2018. The decrease in the provision from both comparable periods primarily reflected lower loan growth, partly offset by higher net charge-offs. Net loan charge-offs were $135 thousand for the third quarter 2019, $15 thousand for second quarter 2019 and $14 thousand for the third quarter 2018. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, was 0.96% for the third quarter 2019, versus 0.97% for second quarter 2019 and 0.85% for third quarter 2018. Similarly, reserve coverage, as measured by the ratio of the allowance for loan losses to non-performing loans, was 164.73% for third quarter 2019, versus 175.56% for second quarter 2019 and 94.77% for third quarter 2018.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Deposits and Borrowings

Deposits were $966.2 million at September 30, 2019 compared with $950.7 million at June 30, 2019 and $902.2 million at September 30, 2018. Deposits at September 30, 2019 included brokered deposits, including CDARS one-way buys, of $32.9 million compared with $52.7 million at June 30, 2019 and $15.2 million at September 30, 2018. Average total deposits for third quarter 2019 were $938.5 million compared with $947.1 million at June 30, 2019 and $894.6 million at September 30, 2018. Average total deposits for third quarter 2019 included average brokered deposits of $31.6 million compared with $56.4 million for second quarter 2019 and $13.7 million for third quarter 2018.

FHLB advances increased $5.0 million during the quarter to $37.8 million at September 30, 2019 and decreased $29.8 million from September 30, 2018.

Capital

Book value per common share increased $0.93 during the third quarter to $39.52 per share and increased $3.59 from the third quarter 2018. Tangible book value per common share increased $0.96 during third quarter 2019 to $34.24 and increased $3.77 from the third quarter 2018.

Shareholders’ equity increased $2.6 million in third quarter 2019 to $111.6 million at September 30, 2019 as net income of $3.0 million, unrealized gains in the AFS portfolio of $0.3 million and the issuance of restricted stock awards of $0.1 million was partly offset by common stock dividends paid of $0.8 million.

The Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At September 30, 2019, the Bank’s Tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 9.27%, 12.58%, and 11.57%, respectively, compared with regulatory “well capitalized” minimums of 5.00%, 10.00%, and 6.5%, respectively.

Third Quarter 2019 Dividends on Common Shares

The Board of Directors of Salisbury declared a $0.28 per common share quarterly cash dividend at its October 25, 2019 meeting. The dividend will be paid on November 29, 2019 to shareholders of record as of November 15, 2019.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut; Great Barrington, South Egremont and Sheffield, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, New Paltz, Poughkeepsie and Red Oaks Mill, New York. The Bank offers a broad spectrum of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

This news release may contain statements relating to future results of Salisbury’s and the Bank’s future results that are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in laws and regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios, technological changes and cybersecurity matters, and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, which are available at the Securities and Exchange Commission’s website (www.sec.gov) and to which reference is hereby made. Forward-looking statements made by Salisbury in this news release speak only as of the date they are made. Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time and Salisbury cannot predict all such events and factors. Salisbury undertakes no obligation to publicly update any forward-looking statement unless as may be required by law.

Investor presentation slides, which include a review of financial results and trends through the period ended September 30, 2019, are available in the Shareholder Relations section of Salisbury’s website at salisburybank.com under Shareholder Relations/News & Market Information/Presentations simultaneously with this Release.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share data)	September 30, 2019	December 31, 2018
ASSETS	(unaudited)
Cash and due from banks	$7,670	$7,238
Interest bearing demand deposits with other banks	45,878	51,207
Total cash and cash equivalents	53,548	58,445
Interest Bearing Time Deposits with Financial Institutions	786	—
Securities
Available-for-sale at fair value	94,814	91,818
CRA mutual fund	881	836
Federal Home Loan Bank of Boston stock at cost	2,575	4,496
Loans held-for-sale	506	—
Loans receivable, net (allowance for loan losses: $8,846 and $7,831)	915,083	909,279
Other real estate owned	317	1,810
Bank premises and equipment, net	17,567	18,175
Goodwill	13,815	13,815
Intangible assets (net of accumulated amortization: $4,795 and $4,498)	1,086	1,383
Accrued interest receivable	3,425	3,148
Cash surrender value of life insurance policies	20,441	14,438
Deferred taxes	941	1,276
Other assets	18,455	2,635
Total Assets	$1,144,240	$1,121,554
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$247,771	$228,448
Demand (interest bearing)	160,139	153,586
Money market	238,494	204,219
Savings and other	166,298	178,807
Certificates of deposit	153,476	161,679
Total deposits	966,178	926,739
Repurchase agreements	8,588	4,104
Federal Home Loan Bank of Boston advances	37,828	67,154
Subordinated debt	9,853	9,835
Note payable	255	280
Finance lease obligations	1,729	3,081
Accrued interest and other liabilities	8,229	6,902
Total Liabilities	1,032,660	1,018,095
Shareholders' Equity
Common stock - $0.10 per share par value
Authorized: 5,000,000;
Issued: 2,899,408 and 2,884,988
Outstanding: 2,823,212 and 2,806,781	282	281
Unearned compensation - restricted stock awards	(887)	(711)
Paid-in capital	44,372	43,770
Retained earnings	66,104	60,339
Accumulated other comprehensive income (loss), net	1,709	(220)
Total Shareholders' Equity	111,580	103,459
Total Liabilities and Shareholders' Equity	$1,144,240	$1,121,554

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three months ended		Nine months ended
Periods ended September 30, (in thousands, except per share amounts)	2019	2018	2019	2018
Interest and dividend income
Interest and fees on loans	$10,045	$9,570	$29,859	$27,226
Interest on debt securities:
Taxable	530	596	1,734	1,588
Tax exempt	166	28	355	89
Other interest and dividends	282	322	761	662
Total interest and dividend income	11,023	10,516	32,709	29,565
Interest expense
Deposits	1,879	1,323	5,674	3,098
Repurchase agreements	9	4	16	6
Finance lease	43	48	135	130
Note payable	4	4	12	14
Subordinated debt	156	156	468	468
Federal Home Loan Bank of Boston advances	265	481	956	1,314
Total interest expense	2,356	2,016	7,261	5,030
Net interest and dividend income	8,667	8,500	25,448	24,535
Provision for loan losses	94	378	539	1,171
Net interest and dividend income after provision for loan losses	8,573	8,122	24,909	23,364
Non-interest income
Trust and wealth advisory	1,023	936	2,973	2,779
Service charges and fees	1,003	932	2,935	2,693
Gains on sales of mortgage loans, net	42	21	50	38
Mortgage servicing, net	76	84	232	251
Gains (losses) on CRA mutual fund	6	(6)	29	(26)
(Losses) gains on available-for-sale securities, net	(9)	—	263	16
Other	115	121	349	370
Total non-interest income	2,256	2,088	6,831	6,121
Non-interest expense
Salaries	3,042	3,078	8,994	8,864
Employee benefits	1,181	1,065	3,408	3,192
Premises and equipment	974	1,036	2,950	3,161
Data processing	534	519	1,620	1,561
Professional fees	572	496	1,690	1,725
OREO losses and write-downs	84	38	406	91
Collections and other real estate owned	119	116	328	432
FDIC insurance	(9)	141	294	394
Marketing and community support	141	167	448	630
Amortization of core deposit intangibles	93	111	297	347
Other	453	562	1,398	1,528
Total non-interest expense	7,184	7,329	21,833	21,925
Income before income taxes	3,645	2,881	9,907	7,560
Income tax provision	657	537	1,781	1,301
Net income	$2,988	$2,344	$8,126	$6,259
Net income allocated to common stock	$2,940	$2,311	$8,016	$6,185
Basic earnings per common share	$1.06	$0.84	$2.88	$2.24
Weighted average common shares outstanding, to calculate basic earnings per share	2,783	2,764	2,781	2,762
Diluted earnings per common share	$1.05	$0.83	$2.87	$2.23
Weighted average common shares outstanding, to calculate diluted earnings per share	2,795	2,779	2,793	2,780
Common dividends per share	$0.28	$0.28	$0.84	$0.84

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Total assets	$1,144,240	$1,119,212	$1,118,925	$1,121,554	$1,098,715
Loans receivable, net	915,083	910,573	911,188	909,279	898,625
Total securities	98,270	103,857	102,479	97,150	101,591
Deposits	966,178	950,723	941,969	926,739	902,161
FHLBank Boston advances	37,828	32,769	47,712	67,154	67,596
Shareholders’ equity	111,580	108,948	106,109	103,459	100,767
Wealth assets under administration	752,467	713,319	691,731	648,027	690,448
Discretionary wealth assets under administration	475,482	464,537	444,110	398,287	435,357
Non-Discretionary wealth assets under administration	276,985	248,782	247,621	249,740	255,091
Non-performing loans	5,370	5,062	6,389	6,514	8,173
Non-performing assets	5,687	5,463	7,130	8,324	8,513
Accruing loans past due 30-89 days	1,784	2,473	2,228	2,165	1,784
Net interest and dividend income	8,667	8,344	8,437	8,615	8,500
Net interest and dividend income, tax equivalent(1)	8,831	8,486	8,562	8,736	8,615
Provision for loan losses	94	151	294	558	378
Non-interest income	2,256	2,548	2,027	2,824	2,088
Non-interest expense	7,184	7,439	7,211	7,909	7,329
Income before income taxes	3,645	3,302	2,959	2,972	2,881
Income tax provision	657	599	525	408	537
Net income	2,988	2,703	2,434	2,564	2,344
Net income applicable to common shareholders	2,940	2,671	2,408	2,528	2,311
Per share data
Basic earnings per common share	$1.06	$0.96	$0.87	$0.91	$0.84
Diluted earnings per common share	1.05	0.95	0.86	0.91	0.83
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	39.52	38.59	37.81	36.86	35.93
Tangible book value per common share - Non-GAAP(2)	34.24	33.28	32.43	31.45	30.47

Common shares outstanding at end of period (in thousands)	2,823	2,823	2,807	2,807	2,805
Weighted average common shares outstanding, to calculate basic earnings per share (in thousands)	2,783	2,780	2,777	2,766	2,764
Weighted average common shares outstanding, to calculate diluted earnings per share (in thousands)	2,795	2,793	2,789	2,779	2,779

Profitability ratios
Net interest margin (tax equivalent) (1)	3.29%	3.19%	3.28%	3.34%	3.29%
Efficiency ratio(3)	62.90	65.81	66.15	69.13	66.91
Effective income tax rate	18.02	18.14	17.75	13.74	18.65
Return on average assets	1.05	0.97	0.89	0.92	0.85
Return on average common shareholders’ equity	10.73	10.07	9.45	9.99	9.26

Credit quality ratios
Non-performing loans to loans receivable, gross	0.58	0.55	0.69	0.71	0.90
Accruing loans past due 30-89 days to loans receivable, gross	0.19	0.27	0.24	0.24	0.20
Allowance for loan losses to loans receivable, gross	0.96	0.97	0.95	0.85	0.85
Allowance for loan losses to non-performing loans	164.73	175.56	136.96	120.21	94.77
Non-performing assets to total assets	0.50	0.49	0.64	0.74	0.77

Capital ratios
Common shareholders' equity to assets	9.75%	9.73%	9.48%	9.22%	9.17%
Tangible common shareholders' equity to tangible assets - Non-GAAP(2)	8.56	8.51	8.25	7.98	7.89
Tier 1 leverage capital (4)	9.27	9.10	8.98	8.83	8.66
Total risk-based capital (4)	12.58	12.57	12.38	12.09	11.91
Common equity tier 1 capital (4)	11.57	11.54	11.35	11.17	10.99

1 Adjusted to reflect the U.S. federal statutory tax benefit on income derived from tax-exempt securities and loans.

2 Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.

3 Calculated as follows: Noninterest expense before OREO expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains from securities transactions and litigation expenses.

4 Represents the capital ratios of the Bank.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q3 2019	Q2 2019	Q1 2019	Q4 2018	Q3 2018
Common Shareholders' Equity	$111,580	$108,948	$106,108	$103,459	$100,767
Less: Goodwill	(13,815)	(13,815)	(13,815)	(13,815)	(13,815)
Less: Intangible assets	(1,086)	(1,180)	(1,279)	(1,383)	(1,490)
Tangible Common Shareholders' Equity	$96,679	$93,953	$91,014	$88,261	$85,462
Total Assets	$1,144,240	$1,119,212	$1,118,925	$1,121,554	$1,098,715
Less: Goodwill	(13,815)	(13,815)	(13,815)	(13,815)	(13,815)
Less: Intangible assets	(1,086)	(1,180)	(1,279)	(1,383)	(1,490)
Tangible Total Assets	$1,129,339	$1,104,217	$1,103,831	$1,106,356	$1,083,410
Common Shares outstanding	2,823	2,823	2,807	2,807	2,805

Book value per Common Share – GAAP	$39.52	$38.59	$37.81	$36.86	$35.93
Tangible book value per Common Share - Non-GAAP	34.24	33.28	32.43	31.45	30.47

Consolidated:
Non-interest expense	$7,184	$7,438	$7,211	$7,909	$7,329
Less: Amortization of core deposit intangibles	(93)	(99)	(104)	(107)	(111)
Less: Foreclosed property expense including OREO gains, losses and Write downs	(115)	(271)	(103)	(260)	(52)
Adjusted non-interest expense	$6,976	$7,068	$7,004	$7,542	$7,166
Net interest and dividend income, tax equivalent	$8,831	$8,486	$8,562	$8,736	$8,615
Non-interest income	2,256	2,548	2,027	2,824	2,088
Losses (gains) on securities	3	(294)	(2)	(300)	6
BOLI proceeds receivable	—	—	—	(341)	—
Adjusted revenue	$11,090	$10,740	$10,588	$10,909	$10,709
Efficiency Ratio – Non-GAAP [1]	62.90%	65.81%	66.15%	69.13%	66.91%

1 Excluding revenue and expenses associated with trust & wealth advisory, the efficiency ratios would be: Q3 2019: 61.13%; Q2 2019: 64.09%; Q1 2019: 64.51%; Q4 2018: 67.17%; Q3 2018: 65.65%.